                                                 Exhibit 99.1

Report of Independent Auditors and
Consolidated Financial Statements

The Honey Pot Company Holdings, LLC

December 31, 2023 and 2022

Report of Independent Auditors

The Members
The Honey Pot Company Holdings, LLC.
Report on the Audit of the Financial Statements
Opinion
We have audited the consolidated financial statements of The Honey Pot Company Holdings, LLC, which comprise the consolidated balance sheets as of December 31, 2023 and 2022, and the related consolidated statements of income, changes in members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of The Honey Pot Company Holdings, LLC, as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (U.S. GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of The Honey Pot Company Holdings, LLC, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about The Honey Pot Company Holdings, LLC’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of The Honey Pot Company Holdings, LLC’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about The Honey Pot Company Holdings, LLC’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Moss Adams LLP

Los Angeles, California
March 29, 2024

Consolidated Financial Statements

The Honey Pot Company Holdings, LLC
Consolidated Balance Sheets
December 31, 2023 and 2022

	2023	2022
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$25,188,455	$13,941,371
Accounts receivable, net	14,186,878	13,836,156
Inventories, net	16,211,142	29,638,353
Prepaid expenses	1,177,648	609,267
Advance deposits on inventory	1,289,363	333,377
Total current assets	58,053,486	58,358,524

PROPERTY AND EQUIPMENT, net	1,914,678	1,568,588
RIGHT-OF-USE ASSET, net	1,243,936	1,510,611
LOAN RECEIVABLE	3,043,855	—
Total assets	$64,255,955	$61,437,723

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$5,345,211	$5,176,008
Reserve for chargebacks	1,695,079	1,566,034
Accrued employee compensation	2,530,678	4,006,569
Other accrued expenses	1,504,566	6,580,189
Current portion of operating lease liabilities	429,385	323,136
Total current liabilities	11,504,919	17,651,936

OPERATING LEASE LIABILITIES, net of current portion	1,517,425	1,946,813
Total liabilities	13,022,344	19,598,749

MEMBERS’ EQUITY	51,233,611	41,838,974
Total liabilities and members' equity	$64,255,955	$61,437,723
See accompanying notes.

The Honey Pot Company Holdings, LLC
Consolidated Statements of Income
Years Ended December 31, 2023 and 2022

	2023	2022

NET SALES	$107,310,930	$96,097,686
COST OF GOODS SOLD	47,444,202	44,874,192
Gross profit	59,866,728	51,223,494

OPERATING EXPENSES
Salaries and wages	12,671,660	11,016,073
Selling and marketing	9,838,948	5,604,925
Professional fees	4,706,551	4,123,191
General and administrative	10,941,945	8,057,107
Total operating expenses	38,159,104	28,801,296

OPERATING INCOME	21,707,624	22,422,198

OTHER EXPENSE
Interest expense	169,051	14,049
Other (income) expense	(102,798)	512,513
Total other expense	66,253	526,562

NET INCOME	$21,641,371	$21,895,636

See accompanying notes.

The Honey Pot Company Holdings, LLC
Consolidated Statements of Changes in Members' Equity
December 31, 2023 and 2022

BALANCE, January 1, 2022	$34,385,027

Distributions	(14,923,197)
Unit-based compensation	481,508
Net income	21,895,636

BALANCE, December 31, 2022	$41,838,974

Direct costs of issuance of equity	(50,000)
Distributions	(13,159,121)
Unit-based compensation	962,387
Net income	21,641,371

BALANCE, December 31, 2023	$51,233,611

See accompanying notes.

The Honey Pot Company Holdings, LLC
Consolidated Statements of Cash Flows
December 31, 2023 and 2022

	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$21,641,371	$21,895,636
Adjustments to reconcile net income to net cash flow provided by operating activities:
Unit-based compensation	962,387	481,508
Depreciation	286,106	70,586
Amortization of operating lease right-of-use assets	266,675	87,685
Changes in
Accounts receivable	(350,722)	(1,873,009)
Inventory	13,427,211	(14,391,209)
Prepaid expenses	(568,381)	(190,846)
Advance deposits for inventory	(955,986)	1,315,606
Accounts payable	169,203	(352,889)
Reserve for chargebacks	129,045	(278,272)
Accrued employee compensation	(1,475,891)	2,844,820
Other accrued expenses	(5,075,623)	4,778,207
Right-of-use assets and operating lease liabilities	(323,139)	671,653
Net cash provided by operating activities	28,132,256	15,059,476

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(632,196)	(1,639,174)
Issuance of loans receivable	(3,043,855)	—
Net cash used in investing activities	(3,676,051)	(1,639,174)

CASH FLOWS FROM FINANCING ACTIVITIES
Direct costs of issuance of equity	(50,000)	—
Distributions	(13,159,121)	(14,923,197)
Net cash used in financing activities	(13,209,121)	(14,923,197)

NET CHANGE IN CASH	11,247,084	(1,502,895)

CASH, beginning of year	13,941,371	15,444,266

CASH, end of year	$25,188,455	$13,941,371

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year for interest	$169,051	$14,049
See accompanying notes.

The Honey Pot Company Holdings, LLC
Notes to Consolidated Financial Statements
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Note 1 – Nature of Business

Description of operations – The consolidated financial statements of The Honey Pot Company Holdings, LLC, include the accounts of The Honey Pot Company Holdings, LLC, and its wholly owned subsidiary, The Honey Pot Company, LLC (collectively, referred to herein as the Company). The Company is a Delaware limited liability company and is headquartered in Atlanta, Georgia. The Company is the first complete feminine care system that manufactures and distributes herbal, clean, and natural feminine care products.

Effective January 31, 2024, the Company was acquired. See Note 9.

Note 2 – Summary of Significant Accounting Policies

Basis of presentation – The consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). References to ASC and ASU included hereinafter refer to the Accounting Standards Codification (ASC) and Accounting Standards Updates (ASU) established by the Financial Accounting Standards Board (FASB) as the source of authoritative U.S. GAAP.

Principles of consolidation – The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany transactions have been eliminated in consolidation.

Use of estimates – The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions affecting the reported amounts of assets, liabilities, revenues, and expenses, and the disclosures of contingent assets and liabilities. The Company’s significant estimates include the valuation of inventories, estimates for chargebacks and sales discount reserves, and management’s estimates on certain accrued liabilities. The amounts estimated could differ from actual results.

Cash and cash equivalents – The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts receivable – Accounts receivable are stated at net invoice amounts. An allowance for doubtful accounts is established based on a specific assessment of all invoices that remain unpaid following normal customer payment periods. The allowance for credit losses is based on specific identification of uncollectible accounts and the Company’s historical collection experience. After all attempts to collect an account receivable have failed, the account receivable is written off against the allowance. At December 31, 2023 and 2022, the allowance for credit losses amounted to approximately $219,000 and $452,000, respectively.

Loans receivable – Loans receivable are stated at the principal balance outstanding plus interest income accrued on the unpaid balance. In September 2023, the Company entered into two promissory note agreements with related parties for a total of $3,000,000. The loans are due and payable on the earlier of August 31, 2026, or upon the sale of the Company, and bear interest at 5.5% per annum from the date of the notes through maturity. As of December 31, 2023, there is no allowance for credit losses on the loans receivable.

Inventory – Inventories consist primarily of finished goods manufactured on behalf of the Company and are stated at the lower of cost or net realizable value using the standard cost method that approximates the first in, first out method of inventory valuation. On an ongoing basis, inventory is evaluated for obsolescence and slow-moving items. If the Company’s review indicates a reduction in utility below carrying value, inventory is reduced to a new cost basis.

Advance deposits on inventory – Advance deposits on inventory represents deposits required to be paid to manufacturers prior to the production of inventory. As items are produced and either shipped to the customer or to the Company, the deposits are used to offset the outstanding amounts due to the manufacturers at completion of the production cycle.

The Honey Pot Company Holdings, LLC
Notes to Consolidated Financial Statements
______________________________________________________________________________________________________
Property and equipment – Property and equipment are recorded at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from 5–7 years. Leasehold improvements are amortized over the shorter of the lease term or their estimated useful lives, which are generally five years. Depreciation expense for the years ended December 31, 2023 and 2022, amounted to approximately $286,000 and $71,000, respectively.

Concentrations of credit risk – Financial instruments potentially subjecting the Company to concentrations of credit risk consist primarily of bank demand deposits and money market accounts at major financial institutions that may, from time to time, exceed Federal Depository Insurance Corporation insurance limits.

Revenue concentration – The Company had two customers who made up 68% and 69% of accounts receivable and revenue, respectively, as of December 31, 2023. The Company had two customers who made up 75% and 75% of accounts receivable and revenue, respectively, as of December 31, 2022.

Vendor concentration – Purchases from three major vendors represented approximately 61% and 43% of total purchases and accounts payable, respectively, for the year ended December 31, 2023. Purchases from one major vendor represented approximately 29% and 10% of total purchases and accounts payable, respectively, for the year ended December 31, 2022.

Fair value of financial instruments – The Company accounts for any fair value measurements under the FASB ASU of ASC 820, Fair Value Measurements. This standard defines fair value, establishes a framework for measuring fair value and expands disclosure requirements about fair value measurements. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an “exit price”) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 applies to all accounting pronouncements that require fair value measurements.
The Company uses fair value measurements in areas that include, but are not limited to, the estimation of the useful lives of property and equipment and impairment testing of property and equipment. The carrying values of cash and cash equivalents, accounts receivable, accounts payable, and other accrued expenses approximate their fair values due to the short-term maturity of these instruments.

Leases – The Company has an operating lease agreement for the use of its operating facility. The Company does not have financing lease agreements.
The Company records a lease obligation liability and ROU asset at the commencement of a lease in accordance with ASC 842, Leases. The lease liability is initially measured at the present value of lease payments not yet paid. The Company elected the practical expedient option to use the applicable risk-free rate based on the information available at lease commencement in determining the present value of future payments. The ROU asset represents the Company’s right to use an underlying asset for the lease term and is initially measured at the lease liability amount, adjusted for lease incentives and any initial direct costs. The lease liability is accounted for using the effective interest rate method and the ROU asset is amortized on a straight-line basis. Short-term leases with terms of less than 12 months are recognized on a straight-line basis over the lease term without recognition of a lease obligation liability and ROU asset. Most of the leases also provide for payment of operating expenses, such as common area charges, utilities, real estate taxes, and other executory costs, which are non-lease components and not included as part of the lease liability. The Company elected the policy to separate non-lease and lease components and to not account for them as a single lease component. Additionally, the Company elected the policy to use hindsight in determining lease terms by considering lessee options to extend or early terminate its leases.

Revenue recognition – The Company’s revenues are primarily derived from retail sales. Revenues are recognized when control of these products is transferred to the customer, in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those products. The Company determines revenue recognition through the following steps:
•Identification of the contract, or contracts, with a customer;
•Identification of the performance obligations in the contract;
•Determination of the transaction price;

The Honey Pot Company Holdings, LLC
Notes to Consolidated Financial Statements
______________________________________________________________________________________________________
•Allocation of the transaction price to the performance obligations in the contract; and
•Recognition of revenue when, or as, the Company satisfies a performance obligation.

As part of its assessment of each contract, the Company evaluates factors including the customer’s ability to pay, or credit risk. For each contract, the Company considers the promise to transfer products, each of which is distinct, to be the identified performance obligations.

The nature of the Company’s business gives rise to variable considerations, including allowances, discounts, and returns, that generally decrease the transaction price, which reduces revenues. These variable amounts are generally credited to the customer, based on product returns or price concessions. Sales and other taxes the Company collects concurrent with revenue-producing activities are excluded from revenue. Variable consideration is estimated as the most likely amount that is expected to be earned.

Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Estimates or variable consideration are estimated based upon historical experience and known trends.

The Company allocates the transaction price to each distinct product based on their relative standalone selling price. The product price is specified on the purchase order and is considered the standalone selling price as it is an observable source that depicts the price as if sold to a similar customer in similar circumstances.

The Company recognizes an asset for the incremental costs of obtaining a contract with a customer if it expects the benefit of those costs to be longer than one year. Costs incurred to obtain a contract will be expensed as incurred when the amortization period is less than a year. Incidental items that are immaterial in the context of the contract are recognized as expense. The Company has concluded that none of the costs it has incurred to obtain and fulfill its sales contracts meet the capitalization criteria, and, as such, there are no costs deferred and recognized as assets on the consolidated balance sheets at December 31, 2023 and 2022.

The Company’s product sales are performance obligations that are satisfied when control transfers to the customer at a point in time. The Company’s sales through the Company website include a material right to customers as it provides an option to purchase additional goods at a price that is less than what the customer would have paid if they had not entered into the contract. The Company recognizes revenue at the net of the value of the material right. The Company transfers control and records revenue for product sales at the point of sales when goods are delivered to the customer. The Company’s receivables are as follows:

	December 31,		January 1,
	2023	2022	2022
Accounts receivable	$14,406,231	$14,287,803	$12,179,436
Less: allowance for doubtful accounts	(219,353)	(451,647)	(216,289)
	14,186,878	13,836,156	11,963,147

Cost of goods sold – Cost of goods sold includes the cost of products sold, as well as certain shipping and handling costs incurred to bring the inventory from the vendor.

Shipping and handling – The Company records revenue for shipping and handling billed to its customers. The related shipping, storage, and handling costs are included in cost of goods sold on the consolidated statements of income and amounted to approximately $15,713,000 and $10,967,000 for the years ended December 31, 2023 and 2022, respectively.

Advertising – Advertising costs are expensed as incurred and were approximately $2,793,000 and
$1,967,000 for the years ended December 31, 2023 and 2022, respectively, and are included within selling and marketing costs in the consolidated statements of income.

The Honey Pot Company Holdings, LLC
Notes to Consolidated Financial Statements
______________________________________________________________________________________________________
Income taxes – The Company is a limited liability company (LLC) and is classified as a partnership for federal income tax purposes, which provide for profits and losses to be reported at the individual member level for income tax purposes. The state of Georgia imposes an annual fee on LLCs based on the level of gross revenues of the LLC. The LLC fee is included in corporate general and administrative expenses.

The Company accounts for uncertain tax positions pursuant to the provisions of ASC 740, Income Taxes, which prescribes a recognition threshold and measurement process for accounting for uncertain tax positions and also provides guidance on various related matters such as derecognition, interest, penalties, and disclosures required. As of December 31, 2023, the Company had no uncertain tax positions.

Management incentive plan – The Company maintains a management incentive plan that allows for the award of Class E units of the Company. Class E units are intended to be “profits interests” in the Company for U.S. federal income taxes. The Class E units grants represent a percentage of the aggregate ownership percentage in the Company as of the grant date. Additionally, the Class E units vest over a vesting period and any unvested units automatically vest simultaneously with the consummation of a Company sale. The Company follows the provisions of ASC 718, Compensation – Stock Compensation, which requires that it measure and recognize compensation expense for all share-based payment awards made to employees and directors based upon estimated fair values, based upon each grant’s vesting schedules. The Company uses the Black-Scholes option-pricing model to estimate the fair value of units at the measurement date. Grant date is deemed to be the appropriate measurement date for units issued to employees.
The vesting schedules are used in the Black-Scholes option-pricing model to determine the compensation expense to be recorded for all Class E units that are ultimately expected to vest as the requisite service is rendered. The vesting schedules do not include performance-based vesting conditions. The use of the Black-Scholes option-pricing model requires the use of subjective assumptions, including the fair value and projected volatility of the underlying units and the expected term of the award.

Recently adopted accounting pronouncements – In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (CECL), which requires the establishment of an allowance for estimated credit losses on financial assets, including trade and other receivables and contract assets, at each reporting date. The Company adopted the new standard on January 1, 2023, using the modified-retrospective approach, which did not have a significant effect on the financial statements as of and for the year ended December 31, 2023. The impact of the adoption is not considered to have a significant impact on the comparative 2022 balances, as such, comparative 2022 information has not been adjusted to conform to the new standard and continues to be reported under the accounting standards in effect for that year.

Subsequent events – Subsequent events are events or transactions that occur after the consolidated balance sheet date but before the consolidated financial statements are available to be issued. The Company recognizes in the consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the consolidated balance sheet, including the estimates inherent in the process of preparing the consolidated financial statements. The Company’s consolidated financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the consolidated balance sheet but arose after the consolidated balance sheet date and before the consolidated financial statements are available to be issued.

The Honey Pot Company Holdings, LLC
Notes to Consolidated Financial Statements
______________________________________________________________________________________________________

Note 3 – Property, Plant, and Equipment

The Company entered into a new lease during the year ended December 31, 2022, and built out its corporate office. Property, plant, and equipment consisted of the following as of December 31, 2023 and 2022:

	2023	2022
Furniture and fixtures	$1,194,488	$142,772
Leasehold improvements	1,076,881	1,041,331
Construction in progress	—	455,071
	2,271,369	1,639,174
Less accumulated depreciation	(356,691)	(70,586)
	$1,914,678	$1,568,588
Note 4 – Line of Credit
On November 22, 2022, the Company entered into a credit agreement with a financial institution for a revolving line of $25,000,000 (Revolving Line) and Letters of Credit of $7,500,000. The outstanding balance on the Revolving Line bears interest at the adjusted SOFR rate plus the applicable rate of 2.40% or the greater of the CB floating rate plus the applicable rate or 2.5%, at the Company’s option. The Revolving Line matures on November 22, 2024, and there is no balance outstanding at December 31, 2023 and 2022. The Company issued two standby letters of credit during 2022 totaling approximately $5,461,000 which expire in November 2027. No additional letters of credit were issued in 2023. The credit agreement contains certain financial and other covenants that the Company is required to maintain.
Note 5 – Convertible Notes Payable
In May 2019, the Company entered into convertible note agreements for a total principal balance of$1,250,000. The notes bore interest at 6.0% per annum and had the maturity date of May 22, 2021. In July 2020, the convertible notes were converted to Series F-1 Preferred Units upon a qualified financing and issued 462,533 Series F-1 Preferred Units.
A qualified financing is defined as gross proceeds equal to or over $4,000,000, optional conversion at non-qualified financing, and optional conversion at the maturity date. The qualified financing occurred prior to its maturity, and therefore, the outstanding principal and unpaid accrued interest were automatically converted into the securities sold in the qualified financing at the conversion price which is the lesser of (i) 80% of the price per preferred unit, or (ii) quotient of dividing $27,000,000 by the number of outstanding interests of the Company at the time of conversion on a fully diluted basis.

The Honey Pot Company Holdings, LLC
Notes to Consolidated Financial Statements
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Note 6 – Member's Equity
Throughout the year ended December 31, 2020, the Company completed two fundings of Class F-1 Preferred Units for gross proceeds of approximately $24,306,000. Costs associated with the fundings amounted to approximately $763,000.
The respective ownership of the Company is as follows for the years ended December 31, 2023 and 2022:

Class	Authorized and Outstanding Units

Class A-1 Preferred Units	360,000
Class F-1 Preferred Units	494,301
Class F-2 Preferred Units	49,536
Class D Common Units	436,097
Class E Common Units	133,807
Total	1,473,741

Voting rights – Each holder of outstanding Preferred Units is entitled to cast the number of votes equal to the number of whole Class D Common Units into which such Preferred Unit could then be converted.

Optional conversion – Each Preferred Unit can be convertible, at the option of the holder, at any time and from time to time, and without the payment of additional consideration into such number of fully paid and non-assessable Class D Common Units as is determined by dividing the Applicable OIP by the Application Conversion Price as follows:
•Class A-1 Preferred Applicable OIP & Conversion Price: $8.33
•Class F-1 Preferred Applicable OIP & Conversion Price: $38.4974
•Class F-2 Preferred Applicable OIP & Conversion Price: $27.00

Distributions – Distributions of cash or property should be made from the Company to members as determined by the Board of Directors, provided that the Company should distribute in cash to each member no less than the tax distributions amount, defined below.

Distributions will be made first to the holders of Preferred Units on a pari passu basis. Thereafter 100% will be distributed to the members based on their respective percentage interest. The Class E Common Unit holders will only begin to share in pro rata distributions when Class E Common Units exceed the Profits Interest Threshold, meaning the valuation of the Company at the time of issuance of Class E Common Units.

Tax distributions – In accordance with the amended and restated operating agreement, the Company is permitted to distribute to each Member an amount in cash equal to the aggregate income of the Company taxed to such member for federal income tax purposes for such calendar year multiplied by the sum of the highest combined marginal U.S. federal, state, and local income tax rate to which an individual resident in the state of California is subject for such calendar year. The Company paid total tax distributions of approximately $13,159,000 and $14,923,000 during the years ended December 31, 2023 and 2022, respectively.
Note 7 – Management Incentive Plan

The Company maintains a profits interest plan (2018 Plan) for key executives and employees of the Company. The Plan provides the award of Class E units of the Company at the fair market value of the Company on the date of grant. The Class E units are not convertible into Class D common units, are non- voting units, and unit holders are not required to make any capital contributions. Distributions to Class E unit holders is restricted until such time that the distributions to other holders exceed the Profits Interests threshold determined at each grant date. The 2018

The Honey Pot Company Holdings, LLC
Notes to Consolidated Financial Statements
______________________________________________________________________________________________________
Plan has 133,807 units authorized and are intended to be “profits interests” in the Company for U.S. federal income taxes.

Compensation expense related to employee equity-based awards is measured and recognized in the consolidated financial statements based on the fair value of the awards. The fair value of each option granted for employees has been estimated as of the date of the grant using the Black-Scholes option- pricing model. Compensation expense is recognized on a straight-line method over the requisite service period, which is typically the vesting period of the award. Key input assumptions used to estimate the fair value of the units include the expected unit term, the expected volatility of the Company’s units over the expected term, and the Company’s expected annual dividend yield.

The following tables summarize the activity under the 2018 Plan during the fiscal years ended December 31, 2023 and 2022:

	Number of Class E Units	Weighted-Average Fair Value	Remaining Weighted-Average Contractual Life
Outstanding at December 31, 2021	122,334	52.20	4.24
Options forfeited or expired	(2,073)	—
Outstanding as of December 31, 2022	120,261	52.20	3.24
Options forfeited or expired	(468)	—	—
Outstanding as of December 31, 2023	119,793	52.20	2.24

There were no options granted in 2023. The Company’s management believes the valuation technique and the approach utilized to develop the underlying assumptions are appropriate in calculating the fair values of the Company’s units granted. Estimates of fair value are not intended to predict actual future events or the value ultimately realized by persons who receive such units.

During the years ended December 31, 2023 and 2022, the Company recorded approximately $962,000 and $481,000, respectively, of unit-based compensation expense, which is recorded within general and administrative expenses on the accompanying consolidated statements of income. As of December 31, 2023, there was $870,280 in unrecognized compensation expense related to nonvested unit-based compensation arrangements. The remaining expense expected to be recognized in 2024 and 2025 is $649,931 and $220,349, respectively.
Note 8 – Commitments and Contingencies

Leases – The Company maintains a lease for its operating facility, with a term of 65 months with a commencement date of September 2022. Under the leasing arrangements, the Company pays property taxes, insurance, and maintenance costs.

The lease is classified as an operating lease and contains provisions calling for an increase in the monthly rental rate over time, and the Company is subject to certain penalties if it terminates the lease prior to the end of the lease term.

Lease expense amounted to $339,797 and $250,275 for the years ended December 31, 2023 and 2022, and is recorded as general and administrative expenses in the accompanying consolidated statements of income.

The Honey Pot Company Holdings, LLC
Notes to Consolidated Financial Statements
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The components of lease assets and liabilities on the consolidated balance sheet as of December 31, 2023 and 2022, are as follows:

	2023	2022
Operating lease ROU assets	$1,598,296	$1,598,296
Accumulated amortization	(354,360)	(87,685)
Operating lease ROU assets, net	1,243,936	1,510,611

Current operating lease liabilities	429,385	323,136
Long-term operating lease liabilities	1,517,425	1,946,813
Total operating lease liabilities	1,946,810	2,269,949

Weighted-average remaining lease term in years for operating leases	4.08 years	5.08 years
Weighted-average discount rate for operating leases	3.39%	3.39%

The following represents the minimum lease payments remaining under non-cancelable operating leases for premises as of December 31, 2023:

Years ending December 31,
2024	488,808
2025	503,472
2026	518,576
2027	534,134
2028	45,393
Total lease payments	2,090,383
Less: imputed interest	(143,573)
Operating lease liabilities as of December 31, 2023	$1,946,810

Litigation – The consumer products industry is subject to laws and regulations of federal, state, and local governments. Management believes that the Company is in compliance with these laws. While no regulatory inquiries have been made, compliance with such laws and regulations can be subject to future review and interpretation, as well as regulatory actions unknown or asserted at this time. Additionally, at times the Company is involved in litigation arising in the normal course of business. It is the opinion of management that the outcome of these matters will have no material adverse effect on the financial position or results of operations of the Company.
Note 9 – Subsequent events

Effective January 31, 2024, the Company entered into a Merger and Stock Purchase Agreement and was acquired for approximately $380,000,000, whereby the Buyers effectively obtained 85% of the Company’s units. In connection with the acquisition transaction, the Company’s line of credit and letters of credit were closed, effective January 30, 2024.

The initial accounting for the transaction is incomplete as of the date these consolidated financial statements are available to be issued. The accompanying consolidated financial statements have not been adjusted to reflect the effects of this subsequent event.

The Company has evaluated the effects of all subsequent events through March 29, 2024, which is the date these consolidated financial statements were available for issuance.